Exhibit 10.40

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

SUBSCRIPTION AGREEMENT

1.  Subscriptions: Acceptance, The undersigned (the “Subscriber”) hereby irrevocably subscribes for ____________ shares of Common Stock (the “Common Stock”) of CardioVascular BioTherapeutics, Inc., a Delaware corporation (the “Company”), at a price of US $_____ per share for a total of $_________, which subscription, when and if accepted (in whole or in part) by the Company, will constitute the payment by the Subscriber of the purchase price for the Common Stock, as described below. This Subscription Agreement is accompanied by cash or a check in the Subscribed Amount payable to CardioVascular BioTherapeutics, Inc. Acceptance of this subscription is subject to verification of the Subscriber’s representations and warranties contained herin and such other factors as the Company shall determine; and the subscription and payment for the Common Stock may be accepted or rejected, in whole or in part, at the sole discretion of the Company. The undersigned agrees to purchase from the Company the Common Stock in the Subscribed Amount on the terms and conditions set forth herein. Upon acceptance of this subscription by the Company, the Company will issue the certificates representing the Common Stock in the name of the Subscriber dated the date of acceptance by the Company, in the amount of the portion of the subscription accepted by the Company will issue to a check payable to the Subscriber in the amount of the difference between the Subscribed Amount and the Issued Amount. If the Company declines to accept this subscription, it will forthwith return such payment to the undersigned without interest.

2. The Offering This subscription is pursuant to an offering not involving any United States persons pursuant to Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Act”), of up to -----___________ shares of Common Stock of the Company. The parties agree that (i) the Issued Amount of this subscription shall be available for use by the Company when the Company has sold any amount of the Common Stock, (ii) there is no assurance that all __________ shares of Common Stocks will be sold, (iii) the Company has the right, in its sole discretion, to terminate the offering at any time and (iv) the Company, in its sole discretion, has the right to extend the offering beyond the __________ shares of Common Stock and to raise additional capital in future offerings.

3. Representations, Warranties and Agreements of the Subscriber. The Subscriber hereby represents warrants and agrees as follows:

(a) Subscriber acknowledges that it has been provided with and has carefully read a document entitled “Terms of the Offering”. This document contains a description of the offering of the Common Stock, the use of proceeds from the sale of the Common Stock and links (with instructions on how to open them) to public documents filed by the Company with the United States Securities and Exchange Commission. Subscriber and its representatives have has the opportunity to meet with representatives of the Company and have had the opportunity to ask questions of and receive answers from, representatives of the Company concerning the Company; and the terms and conditions of this transaction as well as to obtain any information requested by Subscriber. Subscriber believes that any questions raised by Subscriber or its representatives have been answered to the satisfaction of Subscriber and its representatives. Subscriber’s decision to purchase the Common Stock is based in part on the answers to such questions as Subscriber and its representatives have raised concerning the transaction and is based in part on its own evaluation of the risks and merits of the purchase and the Company’s proposed business activities. Subscriber understands:

(i)	The risks involved in this offering, including the speculative nature of the investment;

(ii)	The lack of liquidity and restrictions on transfer of the Common Stocks and;

(iii)	The financial hazards involved in this offering, including the risk of losing Subscriber’s entire investment.
(b)
Subscriber acknowledges that it has prior investment experience, including investment in non-registered securities; that is recognizes the highly speculative nature of this investment and is able to bear the economic risk and is able to fend for itself; and that is has been advised by or have had an opportunity to employ the services of an investment adviser, attorney or accountant who is qualified by training and experience in business and financial matters to evaluate the merits and risks of such an investment and who has had the opportunity to review the Terms of the Offering and the Company’s publicly filed documents, links to which are provided in the Terms of the Offering.

(c)
Subscriber represents that it and its investment advisor, attorney or accountant, if any, have been furnished by the Company, during the course of this transaction, with all information regarding the Company which such parties have requested or desire to know; that all documents which could be reasonably provided have been made available for the inspection and review of such parties; and that such parties have been afforded the opportunity to ask questions and receive answers from Daniel C. Montano, Co-President and Chief Executive Officer of the Company, Thomas Stegmann, M.D., Co-President and Chief Medical Officer of the Company and other officers and directors of the Company, concerning the terms and conditions of the offering; and any additional information such parties requested.

(d)
Subscriber acknowledges that there is a present public market for shares of the Company’s common stock, although transfer of the Common Stock purchased in this offering will be restricted. As a result, (i) Subscriber may not be able to liquidate its investment in the event of emergency, (ii) transferability is extremely limited and (iii) in the event of a disposition Subscriber could sustain a loss.

(e)
The Common Stock is being purchased by Subscriber and not by any other person (whether or not a “U.S. Person” as that term is defined under Regulation S), with the Subscriber’s own funds and not with the funds of any other person and for the account of Subscriber, not as a nominee or agent and not for the account of any other person. On acceptance of this Subscription Agreement by the Company, no other person will have any interest, beneficial or otherwise, in the Common Stock. Subscriber is not obligated to transfer the Common Stock to any other person nor does Subscriber have any agreement or understanding to do so. Subscriber does not intend to subdivide Subscriber’s purchase of the Common Stock with any person.

(f)
Subscriber is not purchasing the Common Stock for distribution or resale to others. Subscriber agrees that it will not sell or otherwise transfer the Common Stock unless any transfer complies with the resale provisions for “Category 3” companies set forth in Regulation S, is registered under the Act, or unless an exemption from such registration is available. Subscriber acknowledges that the Company by this Agreement has agreed not to transfer the Common Stock and may require an opinion of legal counsel satisfactory to the Company to the effect that a proposed transfer complies with the resale provisions set forth in Regulation S, is registered under the Act or is exempt.

(g)
Subscriber understands that the Common Stock has not been registered under the Act, by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the fact that Subscriber is not either a “U.S. Person” (as that term is defined in Regulation S) or purchasing the Common Stock for the benefit of a U.S. Person and on Subscriber’s agreement to restrict transfers of the Common Stock in the manner described for “Category 3” companies in Regulation S.

(h)
Subscriber certifies that it is not a “U.S. Person” (as that term is defined in Regulation S) and is not acquiring the Common Stock for the account or benefit of any U.S. Person. It is agreed that the Company reserves the right to request documentation from the Subscriber to verify the foregoing representation. It is also agreed that the Company in its sole discretion may reject or limit any subscription and close the offer of Common Stock at any time. Subscriber acknowledges that it is aware that the Company is relying upon the foregoing representation relating to its non-U.S. status.

(i)	If Subscriber is a corporation, partnership, trust or other entity, Subscriber was not formed, organized or incorporated under the laws of the United States.

(j)
Subscriber, if not an individual, is empowered and duly authorized to enter into this Subscription Agreement under any and all governing documents, partnership agreements, trust instruments, pension plans, charter, certificate of incorporation, bylaw provisions or the like (the “Governing Documents”) and the person signing on behalf of Subscriber is empowered and duly authorized to do so by such Governing Documents.

(k)	This Subscription Agreement constitutes a valid and binding agreement of Subscriber enforceable against Subscriber in accordance with its terms.

4. Agreement to Refrain from Resales. Without in any way limiting the representations, warranties and agreements in Section 3 hereof, Subscriber further agrees that it shall in no event pledge, hypothecate, sell, transfer, assign or otherwise dispose of the Common Stock or any interest therein, nor shall Subscriber receive any consideration for the Common Stock from any person, unless any such transaction is made in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration. The Subscriber further agrees that it will not engage in any hedging transactions with regard to the Common Stock unless in compliance with the Act.

5. The Common Stock is to be Legendized. Subscriber understands and agrees that the certificates representing the Common Stock may bear such legends as the Company may consider necessary or advisable to facilitate compliance with the transfer and hedging restrictions of Regulation S referred to in Section 4 above, the Act and any other securities law, including without limitation legends stating that the Common Stock has not been registered under the Act or qualified under any state securities laws and setting forth the limitations on disposition imposed hereby.

6. Company Shall Refuse to Transfer. Notwithstanding the foregoing, the Company hereby agrees in this Agreement that it shall refuse to register any transfer of the Common Stock not made in accordance with the provisions of Regulation S or pursuant to registration under the Act or pursuant to an available exemption from registration. Subscriber further understands that the Company’s transfer agent shall be notified of the issuance of the Common Stock and shall be instructed by the Company to place stop order instructions against any transfer or sale of the Common Stock for a period of one year from the date of the last sale of Common Stock made pursuant to this off3ering.

7. Indemnification. Subscriber hereby agrees to indemnify and defend the Company and its directors, officers and their respective agents and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a)	Any breach of or inaccuracy in Subscriber’s representations, warranties or agreements herein;

(b)	Any disposition of the Common Stock contrary to any of Subscriber’s representations, warranties or agreements herein; or

(c)
Any action, suit or proceeding based on (i) a claim that any of said representations, warranties, agreements or information were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act or (ii) any disposition of the Common Stock.

8. Successors. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on Subscriber’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

IN WITNESS WHEREOF, the Subscriber has executed this instrument this ____ day of _________ 2007.

PURCHASER	Name and Address:

______________________________	______________________________
Signature	______________________________
______________________________
CARDIOVASCULAR BIOTHERAPEUTICS, INC. HEREBY ACCEPTS THE FOREGOING SUBSCRIPTION SUBJECT TO THE TERMS AND CONDITIONS HEREOF AND AGREES TO THE OBLIGATION TO REFUSE TRANSFERS CONTAINED IN SECTION 6 HEREOF AS OF THE ___ DAY OF ________ 2007.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.	AMOUNT OF SUBSCRIPTION
ACCEPTED:

By____________________________________	_________shares of Common
Daniel C. Montano, Chief Executive Officer	Stock for a Subscribed
Amount of US $____________

Type of Ownership (Check One)

___	INDIVIDUAL OWNERSHIP	___	CORPORATION/LIMITED
	(One Signature Required)		LIABILITY COMPANIES
(Please include charter documents,
Certified Corporate Resolution
Authorizing signature and Incumbency
Certificate of signing Officer)

___	PARTNERSHIP	___	TRUST
	(Please include a copy of the statement		(Please indicate name of trust, name of
	of Partnership or Partnership		include copy of the Trust Agreement
	Agreement authorizing signature.)		or other authorization.)